Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129969 on Form S-8 of Equitable Financial Corp. of our report dated September 15, 2006 appearing in this Annual Report on Form 10-KSB of Equitable Financial Corp. for the year ended June 30, 2006.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois

September 22, 2006